Registration No.                        Exhibit C


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                        POST EFFECTIVE AMENDMENT NO. 7
                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                         MIDDLESEX WATER COMPANY
          (Exact name of Registrant as specified in its charter)

      New Jersey                              22-1114430
     (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)          Identification No.)

                1500 Ronson Road, Iselin, New Jersey 08830
                 (Address of principal executive offices)

                             732-634-1500
             (Registrants telephone number, including area code)

                          MARION F. REYNOLDS
                            Vice President,
                       Secretary and Treasurer
                       Middlesex Water Company
                          1500 Ronson Road
                      Iselin, New Jersey 08830
                            732-634-1500
        (Name,address, and telephone number of agent for service)

                              Copy to:
                         PETER D. HUTCHEON
                    Norris, McLaughlin & Marcus
                     721 Route 202 & 206 North
                           PO Box 1018
                     Somerville, NJ 08876-1018

          If the only securities being registered on this form are being offered pursuant to dividends or interest reinvestment plans, please check the following box [x]

                       CALCULATION OF REGISTRATION FEE

                                    Proposed           Proposed
  Title Of          Amount           Maximum            Maximum       Amount of
  Shares to be       To Be   Aggregate Price          Aggregate    Registration
  Registered    Registered          Per Unit<F1> Offering Price             Fee

  Common Stock     800,000         $ 20.8125       $ 16,650,000         $ 4,912


           The Post Effective Amendment filed herewith relates to Registration No. 33-11717 on Form S-3 filed by the registrant on December 12, 1991.
<F1>
Average of the bid and asked price as of July 20, 1998.

   The date of this Prospectus Supplement is July 20, 1998.

RE:  AUTHORIZATION OF ADDITIONAL SHARES OF THE DRIP PLAN

Dear Shareholder:

    Middlesex Water Company has offered a Dividend Reinvestment and Common Stock Purchase Plan since 1982 to enable our stockholders to obtain additional stock in the Company through a direct purchase. The Prospectus has been amended to reflect the Company's authorization of an additional 800,000 shares to be issued under the Plan. Except for this increased authorization of shares, no other changes have been made to the information you have previously received.

    No action is required on your part with respect to this amendment. Additional information concerning the Plan may be obtained by writing to either of the addresses shown below:

                         Middlesex Water Company
                         Registrar and Transfer Company
                         10 Commerce Drive
                         Cranford, New Jersey 07016

                         Or

                         Middlesex Water Company
                         Vice President, Secretary
                         and Treasurer
                         P.O. Box 1500
                         Iselin, New Jersey 08830-0452


                                  Very truly yours,

                                  MIDDLESEX WATER COMPANY

                                 /J. Richard Tompkins/
                                  J. Richard Tompkins
                                  Chairman of the Board
                                  and President

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Woodbridge, State of New Jersey on the 20th day of July 1998.

                                 MIDDLESEX WATER COMPANY


                                /J. Richard Tompkins/
                                 J. Richard Tompkins,
                                 Chairman of the Board and President

    Pursuant to the requirements of the securities Act of 1933, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the date indicated.

Title                             Signature                   Date

Chairman of the Board and
President and Director           /J. Richard Tompkins/        02/26/98
                                  J. Richard Tompkins         Date

Executive Vice President and
Director                         /Richard A. Russo/           02/26/98
                                  Richard A. Russo            Date

Director                         /John C. Cutting/            02/26/98
                                  John C. Cutting             Date

Director                         /Ernest C. Gere/             02/26/98
                                  Ernest C. Gere              Date

Director                         /John P. Mulkerin/           02/26/98
                                  John P. Mulkerin            Date

Director                         /Stephen H. Mundy/           02/26/98
                                  Stephen H. Mundy            Date

Director                         /Philip H. Reardon/          02/26/98
                                  Philip H. Reardon           Date

Director                         /William E. Scott/           02/26/98
                                  William E. Scott            Date

Director                         /Jeffries Shein/             02/26/98
                                  Jeffries Shein              Date